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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   November 20, 2000

                                VALUECLICK, INC.
               (Exact Name of Registrant as Specified in Charter)





          Delaware                000-30135                     77-0495335
(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)           File Number)              Identification No.)


                       4360 Park Terrace Drive, Suite 100,
                                Westlake Village,
                                California 91361
                    (Address of Principal Executive Offices)
                                   (Zip Code)


Registrant's telephone number, including area code   (818) 575-4500



Same
(Former name or Former Address, if Changed Since Last Report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 20, 2000, ValueClick, Inc. ("ValueClick" or "we") completed its acquisition of Bach Systems, Inc. ("Bach Systems"), a Florida corporation, by means of an Agreement and Plan of Merger dated as of November 17, 2000 by and among ValueClick, Bach Systems, Inc. and Bach Acquisition Corp. ("Merger Agreement"). The acquisition was accomplished through a forward triangular merger by which Bach Systems, Inc. merged into Bach Acquisition Corp., our wholly owned Delaware corporation subsidiary. The surviving corporation is Bach Acquisition Corp.

Bach Systems does business as onResponse.com and is a leading online affiliate advertising firm. onResponse.com conducts customized cost-per-lead and cost-per-acquisition campaigns on behalf of advertising and direct marketing clients, while also providing new revenue-generating opportunities to over 10,000 website publishers.

We intend to account for the acquisition under the purchase method. The aggregate consideration constituting the purchase price is approximately $5.1 million at closing, and may increase by up to an additional $16.6 million depending on the actual amount of potential earnout payments. The aggregate consideration payable by ValueClick includes:

     -    $825,000 in cash paid on the closing date of the transaction;

     -    750,000 shares of our common stock issued on the closing date;

     - a series of potential earnout payments up to a maximum aggregate amount of approximately $16.6 million paid out in our common stock over the eight successive calendar quarters after the closing date if certain revenue and income before taxes, as defined, milestones are achieved. These earnout opportunities will be included in the purchase price for accounting purposes when the outcome of the contingency is determinable beyond a reasonable doubt. At this time, we have not deemed any of the of the contingencies related to the earnout as determinable beyond a reasonable doubt;

     - $1.0 million in cash payments to a member of Bach Systems' management with a residual equity interest, and;

     - transaction costs estimated at approximately $200,000, which include legal fees, accounting fees, and fees for other related professional services.

Approximately 330,000 shares of common stock will be held in escrow for at least one year after the closing to satisfy Bach Systems' indemnification obligations under the definitive acquisition agreement.

Our issuance of ValueClick stock in the merger was not registered under the Securities Act of 1933, as amended, in reliance upon the Securities Act exemption from the registration requirements for nonpublic


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offerings, and resale of the issued shares will be restricted under the
Securities Act. Pursuant to a Registration Rights Agreement entered into between ValueClick and the former shareholders of Bach Systems at the closing, we agreed to file, at such time when we become eligible to use SEC Form S-3, a shelf registration statement on Form S-3 covering the 750,000 shares of ValueClick stock issued to the stockholders at the closing and any shares of ValueClick stock issued to the stockholders pursuant to the earn-out features of the Merger Agreement. ValueClick has agreed to keep effective such shelf registration statement for a period of three years from the date it first becomes effective.

The excess purchase price over the fair value of the tangible net assets acquired is estimated to be approximately $3.9 million at the closing and will be allocated to identifiable intangible assets, including goodwill. We estimate that we will amortize amounts allocated to goodwill and other identifiable intangible assets over the next three to five years.

The funds used to pay the cash portion of the purchase price were derived from our existing working capital.

All of Bach Systems' former full time employees became employees of the newly formed Bach Acquisition Corp.

At the time of the acquisition there were no material relationships between Bach Systems or any of its stockholders, on the one hand, and ValueClick, any of ValueClick's affiliates, any director or officer of ValueClick or any associate of any such director or officer, on the other hand.

The foregoing descriptions of the terms of the Merger Agreement and related documents and agreements do not purport to be complete statements of the parties' rights and obligations thereunder, and are qualified in their entirety by reference to the definitive documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference. Certain additional matters relating to the acquisition are more fully described in ValueClick's press release dated November 20, 2000 which is attached as Exhibit 99.1 hereto and the contents of which are also hereby incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     It is impracticable for ValueClick currently to provide the required financial statements for Bach Systems called for by Item 7(a). Pursuant to paragraph(a)(4) of Item 7 of Form 8-K, the financial statements of Bach Systems required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

     (b)  Pro Forma Financial Information.

     It is impracticable for ValueClick currently to provide the pro forma financial information with respect to the acquisition of Bach Systems by ValueClick called for by this Item 7(b). Pursuant to paragraphs (b)(2) and
(a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

     (c)  Exhibits:

          Exhibit
          Number       Description
          2.1          Agreement and Plan of Merger dated November 20, 2000 by
                       and between ValueClick, Inc., a Delaware corporation,
                       Bach Acquisition Corp., a Delaware corporation and Bach
                       Systems, Inc., a Florida corporation, and certain exhibits and schedules thereto*

          99.1         Press Release dated November 20, 2000 issued by the
                       ValueClick, Inc.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Support Agreements, Florida Certificate of Merger, Certificate of Merger, Stockholders Certificates, Officers Certificates and a Legal Opinion of the seller's counsel. Omitted schedules consist of various customary disclosure schedules. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ValueClick, Inc.
Date:  December 5, 2000
                                       By: /s/ KURT JOHNSON
                                       -----------------------------
                                           Kurt Johnson
                                           Chief Financial Officer


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